SUBLEASE

                                   ARTICLE I

                                 REFERENCE DATA

     1.1  Subjects Referred To.

     Each reference in this Sublease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

Date of Sublease:   October 31, 1997.

Sublandlord:  SatCon Technology Corporation, a Delaware corporation

Sublandlord's Address:  161 First Street, Cambridge, Massachusetts 02142

Subtenant:  EPIX Medical, Inc.

Subtenant's Address:  71 Rogers Street, Cambridge, Massachusetts 02142

Overlandlord:  Gunwyn/First Street Limited Partnership, a Massachusetts limited partnership

Overlandlord's Address:  47 Thorndike Street, Cambridge, Massachusetts 02141

Overlease:  Lease dated October 21, 1993 between Overlandlord as landlord and
            Sublandlord as tenant, as amended by exercise of expansion option by letter dated September 30, 1994, copies of which are attached hereto as Exhibit A. Capitalized terms used but not defined herein shall have the meaning set forth in the Overlease.

Overleased Premises:  The premises situated at 161 First Street, Cambridge,
                      Massachusetts, as described in the Overlease, containing approximately 45,820 rentable square feet of space.

Premises:  The Premises are that portion of the Overleased Premises shown on
           Exhibit B attached hereto.

Rentable Floor Area
of Premises:  8,930 Square Feet consisting of the entire third floor of the
              Building.

Commencement Date: November 5, 1997, provided Sublandlord has vacated and delivered the Premises in accordance with Section 8.6 below.

Term Expiration Date:  October 31, 1998, subject to extension as hereinafter provided.

Monthly Fixed Rent:  $16,371.67 per month.

Permitted Uses:  All uses permitted in the Overlease.

Security Deposit:  $16,371.67

     1.2  Exhibits.

     The exhibits listed below in this section are incorporated in this Sublease by reference and are to be construed as part of this Sublease:

          EXHIBIT A      Overlease

          EXHIBIT B      Floor Plan of Premises.


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


                                   ARTICLE II

                               PREMISES AND TERM

     2.1 Premises. Subject to and with the benefit of the provisions of this Sublease, Sublandlord hereby subleases the Premises to Subtenant, and Subtenant subleases the Premises from Sublandlord.

     Subject to Subtenant's inspection right set forth in Section 8.6 below, the Premises are subleased in their condition "as is" on the Commencement Date and Subtenant accepts the Premises in such condition.

     Sublandlord further grants Subtenant the right to use, as appurtenant to the Premises and in common with Sublandlord, Overlandlord, and all others now or hereafter entitled thereto such lobbies, hallways, stairways, elevators and common areas and facilities and appurtenant rights in the Building as set forth in Section 2.1 of the Overlease. During the term of this Sublease, Sublandlord also grants the right to use two (2) unreserved parking spaces in the parking area shown on Exhibit A to the Overlease at a total monthly cost of $125 per space in addition to the Monthly Fixed Rent paid hereunder. Subtenant shall also have the right to use up to eleven (11) parking spaces in Sublandlord's Rogers Street Parking lot at a charge, payable as Additional Rent hereunder, of $100 per space per month. Subtenant acknowledges that Sublandlord leases such spaces on a month to month basis and that Subtenant's right to use such parking spaces shall be subject to the continued availability thereof to Sublandlord; provided, however, that if the lease of such spaces is terminated as a result of Sublandlord's default under such lease or as a result of Sublandlord's termination of such lease, Sublandlord shall provide to Tenant the right to use an additional eleven (11) unreserved parking spaces in the parking area shown on Exhibit A to the Overlease at a total monthly cost of $1,375 in addition to the Monthly Fixed Rent paid hereunder.

     2.2 Term. To have and to hold beginning on the Commencement Date and continuing until the Term Expiration Date (the "Term"). In the event the Sublandlord extends the term of the Overlease as it pertains to the Premises beyond October 31, 1998, the Term of this Sublease shall automatically be extended through January 31, 1999 on all of the terms and conditions set forth herein, except that the Monthly Fixed Rent payable to Sublandlord hereunder subsequent to October 31, 1998 shall equal the per square foot rent payable by Sublandlord under the Overlease for each such month multiplied by the rentable area of the Premises. In addition, in the event the term of the Overlease is extended with respect to the Premises as aforesaid, and provided Subtenant is not in default of any of its obligations hereunder beyond applicable grace or cure periods, Subtenant shall have the right to further extent the Term of this Sublease on all of the terms and conditions set forth herein through October 31, 1999 by written notice given to Sublandlord on or before August 1, 1998


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


at the Monthly Fixed Rent payable by Subtenant subsequent to October 31, 1998, as set forth above. In addition to such Monthly Fixed Rent, Subtenant shall also pay to Sublandlord all actual, third party transaction costs incurred by Sublandlord in connection with the extension of the term of the Overlease as it pertains to the Premises. Such transaction costs shall be limited to (i) brokerage fees payable to Meredith & Grew Incorporated in the amount of $2,455.75, in the event Subtenant exercises its three-month extension right described above, and $7,367.25, in the event Subtenant exercises its nine-month extension right described above, and (ii) reasonable attorney's fees.

                                  ARTICLE III

                                      RENT

     3.1 Monthly Fixed Rent. Subtenant shall pay Sublandlord the Monthly Fixed Rent in advance on the first calendar day of each month included in the Term; and for any portion of a calendar month at the beginning of or end of the Term, the corresponding fraction of the Monthly Fixed Rent in advance.

     3.2 Operating Expense Escalation. Under Section 4.2.1 of the Overlease, Sublandlord is required to pay Tenant's Percentage of Taxes and under Section
4.2.3 of the Overlease Sublandlord is required to pay Tenant's Percentage of Operating Costs (collectively, the "Expense Pass Throughs"). Subtenant shall pay Sublandlord as Additional Rent hereunder 19.49% of the increase in Expense Pass Throughs in excess of the Expense Pass Throughs (i) for calendar year 1997 in the case of Operating Costs, and (ii) for fiscal year 1997 in the case of Taxes, in each case allocable to periods of time included in the Term and on a basis that accounts for allocation based on the provision of services between Sublandlord and Subtenant such that each party pays for services consistent with receipt and disproportionate services are allocated accordingly. Subtenant shall receive a proportionate share of any rebates, credits or refunds obtained by Overlandlord and/or Sublandlord relating to the Term of this Sublease. Subtenant shall pay such amount within 30 days of billing by Sublandlord, which bills shall include, where applicable, copies of the applicable statements from Overlandlord. Any surplus shall be promptly refunded to Subtenant and any deficit in such payment shall be promptly paid by Subtenant after the Overlandlord finally determines the amounts payable by the Sublandlord under the Overlease.

     3.3 Payment. All payments of Monthly Fixed Rent and Expense Pass Throughs shall be made to Sublandlord at Sublandlord's Address set forth in Section 1.1 or to such other address as Sublandlord may designate by notice to Subtenant from time to time.


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


                                   ARTICLE IV

                     SUBLANDLORD'S COVENANTS AND WARRANTIES

     4.1 Sublandlord's Obligations. Sublandlord shall use commercially reasonable efforts to cause Overlandlord to fulfill its obligations set forth in the Overlease with respect to the Premises. With respect to those undertakings of Sublandlord in this Sublease which correspond to those of the Overlandlord in the Overlease, Sublandlord covenants with Subtenant that, upon written notice from Subtenant of default in the performance or observance of any such undertakings by Sublandlord or Overlandlord, as the case may be, Sublandlord will seasonably enforce its rights against Overlandlord under the Overlease and this covenant shall be enforceable by an action for specific performance.

     4.2 Overlease. The copy of the Overlease attached hereto as Exhibit A is true and accurate. Except as shown on Exhibit A, the Overlease has not been modified, amended or terminated and is in full force and effect. Sublandlord is not in default under the Sublease, nor has Sublandlord done or failed to do anything which with notice, the passage of time or both could ripen into a default. To the best of Sublandlord's knowledge, Overlandlord is not in default under any of its obligations under the Overlease and the Overlease is in full force and effect.

     4.3 Quiet Enjoyment. Upon payment of the rent and performance of and compliance with the covenants, terms and conditions upon Subtenant's part to be performed and complied with hereunder, Subtenant shall lawfully, peacefully and quietly have, hold, occupy and enjoy the Premises during the Term without hindrance or molestation by Sublandlord or any persons lawfully claiming by, through or under Sublandlord, subject to the terms and conditions of this Sublease and the Overlease.

     4.4 Violations. Sublandlord represents and warrants that it has not received any written notice that the Premises or the Building violates any applicable law, ordinance, code, regulation, license, permit, variance or governmental order.

                                   ARTICLE V

                             SUBTENANT'S COVENANTS

     Subtenant covenants during the Term and such further time as Subtenant occupies any part of the Premises:

     5.1 Subtenant's Payments. Subtenant shall pay all Monthly Fixed Rent and Expense Pass Throughs when due. Subtenant shall also pay all costs of electricity furnished and used by Subtenant at the Premises. To the extent electricity is not


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


separately metered to the Premises, Subtenant shall pay to Sublandlord, as Additional Rent, 19.49% of electricity charged to Sublandlord; provided, however, that if Subtenant reasonably believes that the electricity charge reflects disproportionate usage, it may hire a reputable electrical engineer reasonably acceptable to Sublandlord to survey the electrical demands of the Premises in relation to the Building. If such survey determines that the electricity usage is disproportionate then Subtenant shall pay its electricity charge based on the relative usage determined by such survey and the cost of such survey shall be equally split between Sublandlord and Subtenant. In all other cases, Subtenant shall bear the cost of such survey.

     5.2 Maintenance and Repair. Subtenant shall maintain the Premises in the condition required by the Overlease.

     5.3 Occupancy and Use. Subtenant shall not use the Premises for any uses other than the Permitted Uses, and shall not make any use of the Premises which is prohibited by any applicable law, ordinance, code, regulation, license, permit, variances or governmental order.

     5.4 Assignment and Subletting. Subtenant shall not assign, transfer, mortgage or pledge this Sublease, or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises, or suffer or permit this Sublease or the leasehold estate hereby created or any other rights arising under this Sublease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Subtenant, without obtaining, in each instance, Sublandlord's and Overlandlord's prior written consent which, in the case of Sublandlord, shall not be unreasonably withheld, conditions or delayed. Any attempted assignment, transfer, mortgage, pledge, sublease or encumbrance shall be void. Notwithstanding anything to the contrary contained in this Section 5.4, but subject only to Overlandlord's approval, Subtenant shall have the right, without Sublandlord's consent, to assign this Sublease or sublet the whole or any part of the Premises (i) to any entity which is affiliated with, or owned or controlled by Subtenant, or which owns or controls Subtenant, or which is owned or controlled by an entity owning Tenant, (ii) in connection with the sale or transfer of substantially all of the assets of Subtenant or the sale or transfer of substantially all of the outstanding ownership interests in Subtenant, or
(iii) in connection with a merger, consolidation or other corporate reorganization of Subtenant.

                                   ARTICLE VI

                              CASUALTY AND TAKING

     6.1 Termination of Overlease. In the event that during the Term, all or any part of the Premises or the Overleased Premises are destroyed or damaged by fire or other casualty or taken by eminent domain, and either Sublandlord or Overlandlord terminates the Overlease pursuant to its terms because of such damage, destruction or taking, then this Sublease shall likewise terminate on the same date that the Overlease terminates. Sublandlord shall give Subtenant prompt notice of such termination and the date on which it shall occur.

     6.2 Repair and Restoration. In the event any such damage, destruction or taking of the Premises occurs and this Sublease is not terminated pursuant to
Section 6.1 above, then Sublandlord shall cause Overlandlord to repair and restore the Premises as required by the terms of the Overlease. A just proportion of the Monthly Fixed Rent, Expense Pass Throughs and any other additional rent hereunder shall be abated until Overlandlord shall have put the Premises or what may remain thereof into proper condition for use and occupancy, and in the case of a taking which permanently reduces the area of the Premises, a just proportion of such rent shall be abated for the remainder of the Term. Notwithstanding anything to the contrary contained in this Section 6.2 or in
Section 6.1 above, if (i) the Premises is not restored or repaired in or within six (6) months from the date of such casualty or taking, or (ii) if the square footage of the Premises is reduced by more than ten percent (10%), then Subtenant shall have the right upon ten (10) days written notice to terminate this Sublease, whereupon this Sublease and all rights and obligations hereunder shall terminate and be of no further force or effect (except for obligations accruing on or before such termination).

     6.3 Reservation of Award. Any and all rights to receive awards made for damages to the Premises and the leasehold hereby created accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority, are reserved to Sublandlord and Overlandlord. Subtenant hereby releases and assigns to Sublandlord and Overlandlord all Subtenant's rights to such award and covenants to deliver such further assignments and assurances thereof as Sublandlord or Overlandlord may from time to time request.

                                  ARTICLE VII

                                   OVERLEASE

     7.1 Sublease Subject to Overlease. This Sublease is subject to the Overlease. Subject to this Section 7.1, all terms and conditions of the Overlease (except for Sections 1.1, 2.2, 2.3, 2.4, Article 3, Sections 4.1, 4.2.1, 4.2.3, 4.4, 5.5, 6.2.1, Article 7, Sections 9.3, 10.1 and 10.7) are
incorporated into and made a part of this Sublease as if Sublandlord were the landlord thereunder and Subtenant were the tenant. In case of conflict between the incorporated provisions of the Overlease and the remaining provisions of this Sublease, the latter shall control. Subtenant assumes and agrees to perform the tenant's obligations under the Overlease, with respect to the Premises only, during the Term, except that the obligation to pay rent or other amounts to


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


Overlandlord under the Overlease shall not be an obligation of Subtenant, and Subtenant shall instead pay the rent under this Sublease. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Overlease. Overlandlord has covenanted under the Overlease to perform repairs and maintenance and provide services pursuant to the Overlease. Sublandlord shall use commercially reasonable efforts in attempting to cause Overlandlord to perform its obligations under the Overlease for the benefit of Subtenant. In addition, if Overlandlord defaults in its obligations under the Overlease to maintain the Premises or to furnish services to the Premises and such default materially interferes with Subtenant's use and enjoyment of the Premises, Sublandlord authorizes Subtenant to deal directly with Overlandlord regarding such default. During the Term of the Sublease, Sublandlord will, upon Subtenant's request, use commercially reasonably efforts in attempting to obtain rent abatement from Overlandlord when such abatement is available under the terms of the Overlease. Subtenant shall be entitled to rent abatement under this Sublease in proportion to the amount of such rent abatement received by Sublandlord under the Overlease and the portion of the Overleased Premises effected by such interruption in services.

          If the Overlease terminates as a result of a default or breach of Sublandlord or Subtenant under this Sublease and/or the Overlease, then the defaulting party shall be liable to the nondefaulting party for the direct damage suffered as a result of such termination. Sublandlord covenants not to commit or suffer any act or omission that will violate the Overlease and Sublandlord agrees to defend and hold harmless and indemnify Subtenant from and against any and all liability, loss, damage or claim arising out of or in connection with any act or failure caused by Sublandlord which constitutes a default under the Overlease. Neither Sublandlord nor Subtenant shall be liable to the other under this Section 7.1 of any indirect, special or consequential damages, including business interruption or lost profits.

     7.2 Excluded Obligations. Notwithstanding anything to the contrary herein, the incorporated provisions of the Overlease are amended or qualified as follows:

     i. Sublandlord shall not be liable under any circumstances for a loss of or injury to property, or interference with Subtenant's business, however occurring, incidental to any failure to furnish any utilities or services unless caused by Sublandlord's gross negligence or willful misconduct.

     ii. Sublandlord shall have no responsibility to perform or construct (or to pay the cost of performing or constructing) any repair, maintenance or improvement in or to the Premises unless caused by Sublandlord's gross negligence or willful misconduct.


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


     iii. Rent shall be abated under this Sublease only to the extent that Sublandlord receives a corresponding rent abatement under the Overlease.

     iv. Wherever the Overlease grants to Sublandlord a grace or cure period, the corresponding grace or cure period under this Sublease shall be two (2) business days shorter in duration.

     The parties acknowledge that Sublandlord's ability to satisfy certain of its obligations to Subtenant under this Sublease is contingent upon the full and timely performance of Overlandlord's obligations under the Overlease. The parties further acknowledge that, while Sublandlord will use commercially reasonable efforts to cause Overlandlord to perform its obligations under the Overlease, Sublandlord will not be liable to Subtenant for any breach of Sublandlord's obligations under this Sublease, nor shall such breach diminish Sublandlord's rights hereunder, where the same is caused by or attributable to the failure of Overlandlord to perform its obligations under the Overlease.

     7.3 Overlandlord's Rights. Overlandlord shall have all rights with respect to the Premises which it has reserved to itself as landlord under the Overlease.

     7.4 Termination of Overlease. In the event that Overlandlord terminates the Overlease pursuant to its terms or the Overlease otherwise terminates or expires, this Sublease shall likewise and simultaneously terminate.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1 Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to the Subtenant, at Subtenant's Address Attention: Chief Financial Officer with copies to: William
F. McCall, McCall & Almy, Inc., One Post Office Square, Suite 3740, Boston, MA 02109 and Kenneth J. Mickiewicz, Esq., Sherin and Lodgen LLP, 100 Summer Street, Boston, MA 02110 or such other address as Subtenant shall have last designated by notice in writing to Sublandlord and, if to Sublandlord, at Sublandlord's Address or such other address as Sublandlord shall have last designated by notice in writing to Subtenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, registered or certified mail, return receipt requested, or when delivered to such address by hand or recognized overnight courier.

     8.2 Estoppel Certificate. Upon not less than 20 days prior notice by the requesting party, either party shall execute, acknowledge and deliver to the other a statement in writing, addressed to such person as the requesting party shall


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


designate, certifying (a) that this Sublease is unmodified and in full force and effect, (b) the dates to which Monthly Fixed Rent, Expense Pass Throughs and additional rent have been paid, and (c) that the requesting party is not in default hereunder (or, if in default, specifying the nature of such default in reasonable detail). Any such certificate may be relied upon by the person to which it is addressed as to the facts stated therein.

     8.3 Brokerage. Subtenant and Sublandlord mutually represent and warrant that they have dealt with no broker in connection with this transaction except for Meredith & Grew and McCall and Almy (the "Brokers"). Each agrees to defend, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any broker or agent other than the Brokers, with respect to the indemnifying party's dealings in connection with this Sublease. Sublandlord shall pay the commission due to the Brokers.

     8.4 Applicable Law and Construction. This Sublease shall be governed by and construed in accordance with the laws of the State of Massachusetts. If any term, covenant, condition or provision of this Sublease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Sublease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties.

     There are no oral or written agreements between Sublandlord and Subtenant affecting this Sublease. This Sublease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Sublandlord and Subtenant.

     The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Sublease.

     Unless repugnant to the context, the words "Sublandlord" and "Subtenant" appearing in this Sublease shall be construed to mean those named above and their respective heirs, executors, administrators, successor and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Sublease upon Subtenant shall be joint and several.

     8.5 Consent by Overlandlord. This Sublease is conditioned upon procuring the consent of Overlandlord to (i) this Sublease in accordance with the Overlease; and (ii) to the removal of the cubicles located in the center of the Premises; provided that Subtenant shall replace or repair the carpeting in and around the removed cubicles, as needed, and further provided that Subtenant shall restore the cubicles on either the north side or the south side of the Premise at the expiration of the term of the Sublease if so requested by Sublandlord (the "Consent"), and the Sublandlord and Subtenant shall cooperate with each other in seeking Overlandlord's Consent. If Consent is withheld, this Sublease shall terminate upon the delivery of written notice to Sublandlord and Subtenant that Overlandlord's Consent will not be given. If Sublandlord has not obtained the Consent in or within sixty (60) days from the date hereof, Subtenant may elect to terminate this Sublease by written notice to Sublandlord. If this Sublease is so terminated: (i) all consideration previously paid by Subtenant to Sublandlord on account of this Sublease shall be returned to Subtenant; and (ii) the parties thereupon shall be relieved of any further liability or obligation under this Sublease, except for those liabilities or obligations which have accrued and remain unperformed as of the date this Sublease is so terminated.

     8.6 Sublandlord's Work; Inspection Right. The Premises shall be deemed to be ready for Subtenant's occupancy as soon as Sublandlord shall have completed Sublandlord's Work (as defined below). The term "Sublandlord's Work," as used herein, shall mean that Sublandlord shall have removed all of its property (excluding the built in furniture which is being demised with the Premises), disconnected the intercom system serving the Premises, and left the Premises in broom clean condition and otherwise in substantially the same condition the Premises were in as of the date of Subtenant's prior inspection thereof. On or before the Commencement Date, Tenant shall have the right to inspect the Premises for space planning purposes and to ensure that Sublandlord's Work has been completed.

     8.7 Security Deposit. Upon execution of this Sublease, Subtenant shall pay to Sublandlord the security deposit amount set forth in Section 1.1 above, which amount shall be held as security for Subtenant's performance as herein provided. In the event of any default by the Subtenant, the Sublandlord may apply or retain all or any part of such security deposit to cure the default or to reimburse the Sublandlord for any sum which the Sublandlord may expend by reason of the default. At the end of the Term of this Sublease or any extension thereof, the security deposit, without interest, shall be returned within thirty
(30) days to the Subtenant less only such amounts as may be necessary to repair damage to the Premises for which the Subtenant is responsible, if any, or any monetary charges owed by the Subtenant and not paid.

     8.8 Signs; Reception; Access. Subtenant shall be free to place a sign and lettering in the Lobby of the Premises near the elevator, and on the exterior door glass side light equivalent in size to Sublandlord's present sign with Sublandlord's approval, not to be unreasonably withheld. Sublandlord covenants to cause its reception staff to direct Subtenant's visitors and invitees to the Premises. Subtenant shall have the access rights to the Premises set forth in
Section 5.4 of the Overlease. Sublandlord shall provide Subtenant with card-key access cards to the front and rear doors of Building and a password or passnumber security system to the Premises.


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


     EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

     Sublandlord:

     SatCon Technology Corporation


     By: /s/ M.C. Turmelle
         ------------------------------------
         Title:  VP, CFO




     Subtenant:

     EPIX Medical, Inc.

     By: /s/ Jeffrey R. Lentz
         -------------------------------------
         Title: Treasurer, CFO,
                Vice President Finance & Administration


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